Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEARSIGN ANNOUNCES FILING OF

SHELF REGISTRATION STATEMENT

SEATTLE, WA – May 6, 2013 - ClearSign Combustion Corporation (Nasdaq: CLIR) ("the Company" or “ClearSign”) today announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission ("SEC").

Upon being declared effective by the SEC, the shelf registration statement would allow the Company to raise up to an aggregate of thirty million dollars through the sale of common stock, preferred stock, or warrants through one or more offerings from time to time over the course of the 3 years following its effectiveness.

ClearSign became eligible to file an S-3 registration statement only recently following the first anniversary of its initial public offering (IPO). The Company said that it has no specific or immediate plans to issue shares under the registration statement, but management believes that the availability of an effective shelf registration statement will provide the Company with the opportunity to respond efficiently and cost effectively as market conditions or strategic considerations may warrant.

The Company expects that once the registration statement becomes effective, the net proceeds from the sale of any securities to be registered thereunder would be used primarily for the purpose of financing the Company’s efforts to further develop its technology, as a supplement to any proceeds that the Company may receive from any co-development agreements that it may enter into and other similar commercialization efforts.

In addition, ClearSign is registering on the shelf registration statement 147,618 shares of common stock for resale by certain security holders primarily to fulfill contractual piggy-back registration right obligations associated with previously issued warrants.

The shelf registration statement has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the shelf registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of the securities covered under the shelf registration statement will be made solely by means of a prospectus and an accompanying prospectus supplement relating to that offering. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

ClearSign Combustion Corporation – ClearSign Announces Filing of Shelf Registration Statement May 6, 2013 Page 2

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, fuel flexibility and overall cost effectiveness. Our Electrodynamic Combustion Control™ (ECC™) platform technology improves control of flame shape and heat transfer and optimizes the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visit www.clearsign.com

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2012, any subsequent Quarterly Report on Form 10-Q and our current reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

CONTACT:

Media Contact:

Bronwyn Wallace,

Hill+Knowlton Strategies

(713) 752-1929

bronwyn.wallace@hkstrategies.com

Investor Relations:

(206) 673-4848

investors@clearsign.com